SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

Commission File Number of issuing entity: 333-140610-32
RALI Series 2008-QR1 Trust
(Exact name of issuing entity)
Commission File Number of depositor: 333-140610
Residential Accredit Loans, Inc.
(Exact name of depositor as specified in its charter)
Residential Funding Company, LLC
(Exact name of sponsor as specified in its charter)

DELAWARE	None
(State or other jurisdiction	(I.R.S. employer
of incorporation)	identification no.)

One Meridian Crossings, Suite 100, Minneapolis, MN	55423
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (952) 857-7000

_________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8. Other Events.

On February 8, 2008, Residential Accredit Loans, Inc. caused the issuance and sale of the Mortgage Asset-Backed Pass-Through Certificates, Series 2008-QR1, pursuant to a Trust Agreement dated as of February 8, 2008, among Residential Accredit Loans, Inc., as company, Residential Funding Company, LLC, as certificate administrator, and Deutsche Bank Trust Company Americas, as trustee and supplemental interest trust trustee.

Item 9.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(a)	Not applicable

	(b)	Not applicable

	(c)	Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:

Exhibit

Number

10.1

Trust Agreement dated as of February 8, 2008 among Residential Accredit Loans, Inc., as company, Residential Funding Company, LLC, as certificate administrator, and Deutsche Bank Trust Company Americas, as trustee and supplemental interest trust trustee.

10.2

Corridor Agreement, dated as of February 8, 2008, between Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the RALI Series 2008-QR1 Trust, Mortgage Asset-Backed Pass-Through Certificates, Series 2008-QR1, and Credit Suisse International, which is comprised of a Confirmation and Schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESIDENTIAL ACCREDIT LOANS, INC.

By: /s/ Heather Anderson
Name: Heather Anderson
Title: Vice President

Dated: February 22, 2008

Exhibit 10.1

Trust Agreement dated as of February 8, 2008 among Residential Accredit Loans, Inc., as company, Residential Funding Company, LLC, as certificate administrator, and Deutsche Bank Trust Company Americas, as trustee and supplemental interest trust trustee.

Exhibit 10.2

Corridor Agreement, dated as of February 8, 2008, between Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the RALI Series 2008-QR1 Trust, Mortgage Asset-Backed Pass-Through Certificates, Series 2008-QR1, and Credit Suisse International, which is comprised of a Confirmation and Schedule.